EXECUTION COPY


                          STRATEGIC ALLIANCE AGREEMENT


         This Strategic Alliance Agreement (this "Agreement"), dated as of April 29, 2002, by and between Intuit Inc., a Delaware corporation, having offices at 2535 Garcia Avenue, Mountain View, California 94043 ("Intuit"), Muriel Siebert & Co., Inc., a Delaware corporation, having offices at 885 Third Avenue, New York, New York 10022 ("Siebert") and, for purposes of Sections 1(e)(v), 4(a), 4(d) and 9(c), Investment Solution, Inc., a Delaware corporation ("ISI").

         WHEREAS, Intuit is engaged in the business of providing personal finance software products and services, including, without limitation, its Quicken(R) desktop software products Quicken Basic, Quicken Deluxe, Quicken Home and Business and Quicken Suite (excluding TurboTax and any third party products contained therein) (collectively, "Quicken") and its Internet-based Quicken.com(TM) service ("Quicken.com") (collectively, the "Quicken Products");

         WHEREAS, Siebert is engaged in the business of providing retail brokerage services for publicly traded securities, mutual funds and other related products;

         WHEREAS, the parties desire to work together to develop, market and operate the Joint Brokerage Service (as defined herein); and

         WHEREAS, ISI is an affiliate of Intuit that is applying for registration as a limited purpose broker-dealer and whose business will consist in part of referring users of the Quicken Products to the Joint Brokerage Service.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows (with certain capitalized terms having the meanings set forth in Section 13 hereof):

         1. STRATEGIC ALLIANCE.

         (a) Objective of the Strategic Alliance. The exclusive strategic alliance contemplated herein will be the vehicle whereby Intuit and Siebert together offer a joint brokerage service to customers as contemplated herein, Intuit as a technology, marketing and content provider and Siebert as a broker-dealer and provider of certain brokerage and other services.

         (b) Development. The milestones for development of the Joint Brokerage Service are set forth in Exhibit A. The parties shall provide the specifications for, and the features and functionality for use by the customers of, the Joint Brokerage Service that are set forth in the definition of Joint Brokerage Service, the definition of Brokerage Platform and in Exhibit A.

         (c) Customer Agreement. Prior to a customer's use of the Joint Brokerage Service, such customer shall enter into a customer agreement with Siebert in the form agreed upon by the parties and attached as Exhibit B hereto from time to time.

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         (d) Branding. Intuit and Siebert, based on market and customer research and subject to regulatory requirements, will determine the branding of the Joint Brokerage Service. Final approval of the branding will be mutually agreed upon. The current example of the branding to be used for the Joint Brokerage Service is attached hereto as Exhibit C.

         (e) Customer and Other Services. The parties will have the following responsibilities with respect to the development, marketing and operation of the Joint Brokerage Service.

              (i) Siebert shall provide the standard broker-dealer services, including without limitation systems and customer service, compliance review, new accounts administration and telephone trading operations for the Joint Brokerage Service, in accordance with applicable laws, industry standards and the service standards set forth in Exhibit D (which standards will be at least as high as the highest standard provided by Siebert to its other customers from time to time on or after the Launch Date).

              (ii) Intuit shall provide technical service related to the Quicken Products utilized by customers of the Joint Brokerage Service, in accordance with applicable laws, industry standards and the service standards set forth in Exhibit D (which standards will be at least as high as the highest standard provided by Intuit to its other customers from time to time on or after the Launch Date).

              (iii) [Intentionally Omitted.]

              (iv) As between the parties, Siebert shall be solely responsible for the Content, including without limitation any Intuit Licensed Content licensed to Siebert by Intuit or other third-party Content providers, that is available on or accessible through the Joint Brokerage Service, complying with applicable laws and regulations of any Regulatory Authority having jurisdiction over Siebert. In furtherance of the foregoing, (I) Intuit shall provide any Content to Siebert prior to its being made available on or accessible through the Joint Brokerage Service, and Siebert shall have the right, in its reasonable discretion, to approve or disapprove such Content (and such Content shall not be made available on or accessible through the Joint Brokerage Service if Siebert disapproves of it, it being understood that the primary focus of Siebert's review of such Content shall be with respect to regulatory concerns) and (II) Siebert shall have the right, at any time, to require Intuit to remove any Content from the Joint Brokerage Service so long as the removal of such Content is based upon regulatory concerns. In the case of the foregoing subclause (I), Siebert shall generally review and approve or disapprove of Content within five
(5) Business Days after Intuit has provided such Content to Siebert, subject to a longer review period for particularly complex or lengthy Content. The parties shall agree on a form of disclaimer to be used on the Joint Brokerage Service. As between the parties, Intuit shall be solely responsible for the Content, including without limitation any Intuit Licensed Content, that is available on or through Quicken.com (other than the "Investing" tab (or its successor tab) or the Joint Brokerage Service, it being understood that the Content on the "Investing" tab (or its successor tab) is a subset of the Content on the Joint Brokerage Service) complying with applicable laws and regulations of any Regulatory Authority having jurisdiction over Intuit.


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              (v) Intuit  and ISI will use  commercially  reasonable  efforts to promote the brokerage and other services provided by Siebert through the Joint Brokerage Service, including without limitation by referring users of the Intuit products to the Joint Brokerage Service in accordance with the marketing plan adopted and approved by the Steering Committee.

              (vi) Prior to the Launch Date, Intuit and Siebert shall provide training on the terms set forth in Exhibit D.

              (vii) Each party shall market the Joint Brokerage Service in accordance with the marketing plans to be developed by the Operating Teams.

         (f) Tracking and Reporting. The Operating Teams will track the key metrics for the Joint Brokerage Service described on Exhibit E during the time frames set forth on such Exhibit. The parties shall deliver such reports as are described in Exhibit E.

         2. BROKERAGE PLATFORM. Siebert will directly, and through its vendor(s), develop and provide to the Joint Brokerage Service the Brokerage Platform, in accordance with the development and delivery milestones set forth on Exhibit A. Although, as set forth above, Siebert may delegate such obligations to Pershing, responsibility for performance thereof shall remain the obligation of Siebert.

         3. MANAGEMENT. The strategic alliance will be managed by a Steering Committee (the "Steering Committee") in accordance with the terms and conditions set forth in Exhibit F. The Steering Committee will establish "operating teams" (the "Operating Teams") in accordance with the terms and conditions set forth in Exhibit F.

         4. FINANCIAL ASPECTS.

         (a) 50/50 Split of Gross Revenues.

              (i) Gross Revenues generated from (I) Joint Customers (except as contemplated by subsection (ii) below) and (II) (x) any Existing Siebert Customer that migrates to the Joint Brokerage Service after the period beginning on the Launch Date and ending twenty-four (24) months thereafter, (y) any Future Siebert Customer that migrates to the Joint Brokerage Service after the period beginning on the date on which such customer establishes an account at Siebert and ending twenty-four (24) months thereafter and (z) any Acquired Siebert Customer that migrates to the Joint Brokerage Service after the period beginning on the effective date of the acquisition of such customer and ending twenty-four
(24) months thereafter, from brokerage products and services offered through the Joint Brokerage Service as of the Launch Date, will be split 50/50 between ISI and Siebert. Siebert will pay ISI its share of Gross Revenue pursuant to Section 4(d). The parties agree that the customers in (x) through (z) shall be included in the definition of Joint Customers.

              (ii) Gross Revenues generated from Joint Customers from brokerage products and services offered through the Joint Brokerage Service, which products and services are not available through the Joint Brokerage Service as of the Launch Date, will be split in accordance with a formula, and paid at a time, to be determined by the Steering Committee.



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         (b) 50/50 Split of Expenses. The parties will not be reimbursed for any costs or expenses incurred in connection with the strategic alliance except for Incremental Expenses. Incremental Expenses will be split 50/50 between Intuit and Siebert, provided that such Incremental Expenses are within the budget set forth in the annual business and financial plan approved by the Steering Committee (which, for the Start-up Period, shall be the Initial Business Plan). Each party will advance any and all Incremental Expenses incurred by such party during a True-Up Period. The Steering Committee shall from time to time review and approve, in its sole discretion, the payment of any Incremental Expenses that are in excess of budgeted amounts or that were not specifically set forth in the annual business and financial plan approved by the Steering Committee
(which,  for  the  Start-up  Period,   shall  be  the  Initial  Business  Plan).
Notwithstanding anything to the contrary set forth herein, the parties agree that all Incremental Expenses incurred by the parties since February 4, 2002 that are reflected and detailed in the Initial Business Plan shall be split 50/50.

         (c) Reports of Incremental Expenses and Gross Revenues.  Within fifteen
(15) calendar days after the end of each month, (i) Siebert shall deliver to Intuit a report setting forth all Incremental Expenses (the "Siebert IE") that pursuant to Section 4(b) are subject to the Incremental Expenses split and that have been incurred by Siebert during such month, (ii) Intuit shall deliver to Siebert a report setting forth all Incremental Expenses (the "Intuit IE") that pursuant to Section 4(b) are subject to the Incremental Expenses split and that have been incurred by Intuit during such month and (iii) Siebert shall deliver to Intuit a report setting forth the Gross Revenues described in Section 4(a)(i) that are earned by Siebert during such month. Each of the reports referred to in this subsection shall be prepared on the accrual basis of accounting in accordance with GAAP. Any adjustments required to correct such reports shall be made in the report for the month following discovery of the need for the adjustment and shall be brought to the attention of, and explained to, the non-discovering party. The parties will promptly furnish each other back-up schedules or other information requested in connection with any of the reports referred to in this subsection.

         (d) True-Up of Gross Revenues. Within twenty-five (25) calendar days after the end of each True-Up Period, based on reports delivered by Siebert under subsection (c)(iii) above, Siebert, in consultation with Intuit's finance representative, shall calculate the amount equal to fifty percent (50%) of the Gross Revenue for that True-Up Period and shall pay such amount to ISI. Notwithstanding anything in this Agreement to the contrary, Siebert shall not be required to make any payment of Gross Revenue that would otherwise be due to ISI (or a person designated by Intuit) under this Agreement if, at the time such payment would be due, each of the following conditions exists: (i) ISI is statutorily disqualified (within the meaning of Section 3(a)(39) of the Exchange
Act) from conducting a business as a broker-dealer or is not then registered with the SEC as a broker-dealer; (ii) Intuit has not designated another SEC registered broker-dealer to receive such payments (which broker-dealer is not, at the time such payment would be due, statutorily disqualified (within the meaning of Section 3(a)(39) of the Exchange Act) from conducting a business as a broker-dealer and is, at such time, registered with the SEC as a broker-dealer), such broker-dealer to be reasonably acceptable to Siebert; and (iii) Siebert reasonably believes (with the written advice of its legal counsel to such effect, which legal counsel may assume that the relevant facts presented to it by Siebert are true and correct without independent investigation) that Siebert's payment of such Gross Revenue would violate any applicable law or any other rule or regulation of any Regulatory Authority; provided, however, that in the event that Siebert refrains from making any payment of Gross Revenue pursuant to this sentence, Intuit shall use its best efforts (and Siebert shall use its commercially reasonable efforts to cooperate in good faith with Intuit) to restructure the compensation arrangements hereunder to confer upon Intuit the economic benefits contemplated hereunder consistent with applicable law.



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         (e) True-Up of Incremental  Expenses.  Within twenty-five (25) calendar days after the end of each True-Up Period, based on the reports delivered by Intuit and Siebert under subsections (c)(i) and (ii) above, Siebert, in consultation with Intuit's finance representative, shall calculate an amount equal to fifty percent (50%) of the collective Incremental Expenses of Intuit and Siebert for that True-Up Period (the "IE Split") and (I) if the Siebert IE for such True-Up Period is greater than the IE Split, then Intuit shall pay to Siebert such difference, or (II) if the Intuit IE for such True-Up Period is greater than the IE Split, then Siebert shall pay to Intuit such difference.

         (f) Payments.  Any payment to be made pursuant to  subsections  (d) and
(e) above shall be made within seven (7) calendar days after Siebert, in consultation with Intuit's finance representative, completes such calculation. All payments made pursuant to this Section 4 shall be made by wire transfer of immediately available funds to the account for the payee set forth on Exhibit G or such other account as Siebert or Intuit (or ISI), as the case may be, may designate in writing from time to time. In the event any such payment is not made when due, the entire unpaid amount shall accrue interest until it has been paid in full at the rate of the lesser of (i) prime plus 2% per annum or (ii) the highest rate then permitted under applicable law.

         (g)  Section 4 Audit  Rights.  Based on the  calculations  made in this
Section 4, within twenty-five (25) calendar days after the end of each True-Up Period, Siebert shall prepare and issue a report (a "True-Up Statement") setting forth the amount of the Gross Revenue split for Siebert and Intuit, the IE Split and the amount paid to Siebert or Intuit for each True-Up Period. Siebert and Intuit shall have the right, at their own expense, to audit each other's books and records relating to a True-Up Statement. Such an audit may be conducted no more than once as to each True-Up Statement by employees of Intuit or Siebert or an accounting firm that is a member of the American Institute of Certified Public Accountants, Public Companies Practice Section. The results of any audit shall be promptly reported to the audited party and any issues shall be resolved by the Steering Committee. The Gross Revenue split and the IE Split set forth in a True-Up Statement shall become conclusive and not subject to challenge twelve
(12) months after the True-Up Statement is issued unless there is an audit ongoing or any unresolved audit issue is being discussed by the Steering Committee in which case it shall become conclusive and not subject to challenge when resolved.

         5. Cross Selling.

         (a) Intuit shall not directly promote on the Joint Brokerage Service either competitive brokerage products or any other third party advertisements (except Compaq advertisements); provided, however, that Intuit shall not be prohibited from promoting products or services that are under the Intuit brands or co-brands on the pages of the Joint Brokerage Service that are not Pershing-framed pages, which products or services would not otherwise be directly competitive with brokerage products. On the Pershing-framed pages, the parties shall promote only advertisements that benefit the Joint Brokerage Service. Intuit shall not place competitive brokerage advertisements on the Quicken.com home page or on the page after clicking on the "Investing" tab (or its successor tab) but before logging on to the Joint Brokerage Service. Intuit shall not otherwise, however, be prohibited from providing branded or co-branded tools or content (but not Brokerage Accounts) to other broker-dealers or from promoting competitive products or services of broker-dealers through a variety of advertising and marketing relationships.



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         (b) Siebert shall not directly  promote on the Joint Brokerage  Service
(including, without limitation by providing hyperlinks to a competitor's web site from the Joint Brokerage Service) any products or services that directly compete with the products and services currently provided by Intuit. In the event that, after the Effective Date, Intuit provides additional products or services that are competitive with the products or services that Siebert has been promoting on the Joint Brokerage Service, Siebert shall cease promoting
those  products  or  services  on  the  Joint  Brokerage   Service  as  soon  as
commercially reasonably practicable and shall not renew such promotional offerings. Following a Change of Control as to which Intuit does not terminate this strategic alliance, neither Siebert nor the acquiring entity, as the case may be, shall (i) promote on the Joint Brokerage Service or otherwise market to Joint Customers any of the acquirer's products or services or (ii) move the Joint Customers from the Brokerage Platform on the Joint Brokerage Service to another brokerage platform.

         (c) Notwithstanding anything to the contrary set forth in this Article 5, (i) Intuit shall not be prohibited from directly or indirectly promoting (except that they shall be so prohibited on the Pershing-framed pages of the Joint Brokerage Service) products and services marketed to small businesses, sole proprietors or individual employees through their employers pursuant to the Principal Agreement and (ii) Siebert shall not be prohibited from directly or indirectly promoting to Siebert Customers, on any pages of the Joint Brokerage Service, any products or services.

         6. INTELLECTUAL PROPERTY; OWNERSHIP OF ASSETS.

         (a) Intellectual Property.

              (i) Intuit Ownership. As between the parties, Intuit will own and control all right, title and interest in and to (I) the look and feel of the Joint Brokerage Service, including, without limitation, as between the parties the look and feel of all aspects of the Quicken Products that relate to the Joint Brokerage Service (excluding the look and feel of the Siebert Content and the Pershing-framed pages of the Joint Brokerage Service (other than Intuit Content included thereon)), (II) the software, APIs, and other intellectual property embodied in the Quicken Products and the Joint Brokerage Service (excluding the Pershing-framed pages of the Joint Brokerage Service (except for Intuit Content included therein) and the Siebert Content); and (III) all Intuit trademarks and service marks, including without limitation those Intuit trademarks and service marks appearing in the Quicken Products and the Joint Brokerage Service pages.

              (ii) Siebert Ownership. As between the parties, Siebert will own and control all right, title and interest in and to (I) the software and other intellectual property embodied in Siebert's website (excluding the Intuit Content, if any), (II) the look and feel of the Pershing-framed pages of the Joint Brokerage Service (excluding the Intuit Content included thereon, if any), and (III) all Siebert trademarks and service marks, including without limitation those Siebert trademarks and service marks appearing in the Quicken Products and the Joint Brokerage Service pages.



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         (b) Customer  Information.  Joint Customer  information will be jointly owned by the parties and each of the parties will ensure that the Joint Customers are so informed.

         (c) Trademark Licenses.

              (i) During the Term and, if applicable, the Wind-Down Period, each party hereby grants to the other a nonexclusive, worldwide, royalty-free, non-transferable, non-sublicensable (except as set forth in the last sentence of this subsection) license to use the marks of the other party listed below (the "Marks") only in accordance with the terms of this Agreement and to carry out the purposes of this Agreement, subject to prior review and approval by the other party and in compliance with the other party's trademark policies in effect from time to time including, but not limited to, trademark usage and cooperative advertising policies. The Marks are:

         Intuit Marks: Quicken.com, Quicken Brokerage and Quicken

         Siebert Marks: Siebert and design

Notwithstanding the foregoing, Siebert may sublicense these rights, in whole or in part, to Pershing provided, that Pershing agrees in a writing, in form and substance reasonably acceptable to Intuit and to which Intuit is an express third party beneficiary, to comply with the terms of this Section 6(c) in connection with its use of Intuit's Marks.

              (ii) Each of Intuit and Siebert shall have the right to pre-approve any use of any of its Marks by the other party in any medium, including, without limitation, any press releases. Such approval shall not be unreasonably withheld, delayed or conditioned. Such approval shall be accomplished by notifying the owner of the Marks in writing of the intended use. The owner of the Marks shall have five (5) Business Days from its receipt of such notice to make comments and/or approve such use; provided, however, that in the case of (A) a press release that can be made more than thirty-six (36) hours, but is required to be made less than five (5) Business Days, after the party seeking approval becomes aware of the facts requiring disclosure or (B) an earnings press release, the owner of the Marks shall have thirty-six (36) hours from its receipt of such notice to make comments and/or approve such use; provided, further, that in the case of a press release that is required to be made less than thirty-six (36) hours after the party seeking approval becomes aware of the facts requiring disclosure, the party seeking approval shall to the extent practicable seek the input of the owner of the Marks as to such use. In the case of the five (5) Business Day and thirty-six (36) hour approval periods, if the owner of the Marks does not provide such a response within such period, it shall be deemed to have approved the use. Any use by one party of the other party's Marks shall inure to the benefit of the other party as trademark owner.



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         (d) Linking Licenses.

              (i) License to Intuit. During the Term and, if applicable, the Wind-Down Period, Siebert hereby grants to Intuit a non-exclusive, worldwide, royalty-free, non-transferable, non-sublicensable license to (I) link to the Pershing-framed pages of the Joint Brokerage Service and (II) subject to Siebert's prior review and approval, to use, reproduce, make available and publicly display, reframe, publicly market, distribute, transmit, promote and sublicense the Siebert Owned Content, in whole or in part, in the Joint Brokerage Service, solely in connection with Intuit's performance of this Agreement; provided, however, that any sublicensing of such Siebert Owned Content by Intuit shall only be in connection with the operation of the Joint Brokerage Service.

              (ii) License to Siebert. During the Term and, if applicable, the Wind-Down Period, Intuit hereby grants to Siebert a non-exclusive, worldwide, royalty-free, non-transferable (except as set forth in the last sentence of this subsection), non-sublicensable license to (I) link to Quicken.com and the non-Pershing-framed pages of the Joint Brokerage Service and (II) subject to Intuit's prior review and approval, to use, reproduce, make available and publicly display, reframe, publicly market, distribute, transmit, promote and sublicense the Intuit Content, in whole or in part, on the Pershing-framed pages of the Joint Brokerage Service, solely in connection with Siebert's performance of this Agreement; provided, however, (I) that Intuit shall have no obligation to sublicense any portion of the Intuit Licensed Content or any of the Intuit Owned Content that is not owned by Intuit as to which a required third party consent to such sublicense has not been obtained or as to which a third party would be entitled to additional consideration for such sublicense, (II) that Siebert's sublicense with respect to the Intuit Licensed Content or any of the Intuit Owned Content that is not owned by Intuit shall be subject to any agreements between Intuit and the sources or providers of such Intuit Licensed Content or Intuit Owned Content that is not owned by Intuit, (III) that any restrictions to the sublicense or other obligations imposed on Siebert by reason of the foregoing subsection (II) must be communicated to Siebert in writing by Intuit at least thirty (30) calendar days before Siebert will be bound by such restrictions and/or obligations, and (IV) that any sublicensing of such Intuit Content by Siebert shall only be in connection with the operation of the Pershing-framed pages of the Joint Brokerage Service. Siebert shall have the right to assign all of its rights and obligations under this Section 6(d)(ii) to Pershing, provided that Pershing assumes in a writing, in form and substance reasonably acceptable to Intuit and to which Intuit is an express third party beneficiary, all of Siebert's rights and obligations under this Section 6(d)(ii).

         (e) Third Party Licenses. Intuit and Siebert will cooperate in good faith to obtain any third party licenses that the Steering Committee determines are appropriate for the Joint Brokerage Service, including without limitation licenses from Pershing.

         7. REPRESENTATIONS AND WARRANTIES; INDEMNITY.

         (a) Representations and Warranties.

              (i) Each party represents and warrants to the other as of the Effective Date and as of the Launch Date that (I) it has the full right, power and authority to enter into this Agreement and to discharge its obligations hereunder (including, without limitation, granting the licenses granted hereunder); (II) the execution and delivery by it of this Agreement and any other agreement entered into by such party contemplated by the transactions contemplated hereby does not, and the consummation of the transactions contemplated hereby and thereby does not and will not, conflict with, result in a violation or breach of, or constitute a default under, any agreement or contract to which it is a party; (III) (except as disclosed in writing prior to the Effective Date or pursuant to Section 7(a)(iv) by one party to the other party), it has all permits, licenses and authorizations required by applicable United States Regulatory Authorities to perform its obligations hereunder; and
(IV) it has, and during the Term and the Wind-Down Period will continue to have, the right to grant the licenses granted by it hereunder.

              (ii) Siebert represents and warrants to Intuit as of the Effective Date and the Launch Date (except as disclosed in writing to Intuit prior to the Effective Date or pursuant to Section 7(a)(iv)), and covenants, that:

                     (I) Siebert has not exceeded in any material respect the business activities enumerated in any membership agreements or other limitations imposed in connection with its registrations, forms (including, without limitation, Form BDs) and reports filed with an Exchange or any governmental entity relating to its broker-dealer business or operations. Siebert is registered in all of the states of the United States of America, the District of Columbia and Puerto Rico as a broker-dealer and is authorized in each of those states to conduct the types of businesses set forth in Siebert's Form BD, and Siebert has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since 1997 with an Exchange or any governmental entity relating to its broker-dealer business and operations, and all other reports and statements relating to Siebert's broker-dealer business and operations required to be filed by it have been filed including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any governmental entity and any other Regulatory Authority and Siebert has paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports was true and complete in all material respects as of the date of the filing thereof. Each such registration is in full force and effect on the date hereof. Except for normal examinations conducted by a Regulatory Authority in the regular course of the business of Siebert, no Regulatory Authority has initiated any proceeding or investigation into the business or operations of Siebert or any of its employees, agents, brokers or representatives. There is no unresolved violation or exception by any Regulatory Authority with respect to any report or statement relating to any examination of Siebert.

                     (II) Each of Siebert's employees that is required to be registered as a registered representative or a salesperson with the SEC, the securities commission of any state or foreign jurisdiction or any other Regulatory Authority is duly registered as such, and all such registrations are in full force and effect. All federal, state and foreign registration requirements of Siebert have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

                     (III) Neither Siebert nor any of its Affiliates is subject to any cease-and-desist or other order or enforcement action issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted a board resolution at the request or suggestion of, any Regulatory Authority that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, a "Regulatory Agreement"), nor has Siebert or any of its Affiliates been advised in writing or otherwise by any Regulatory Authority that it is considering issuing or requesting any such Regulatory Agreement nor is there any pending or, to the knowledge of Siebert, threatened regulatory investigation.

                     (IV) Siebert (A) has implemented and will maintain during the term of this Agreement policies and procedures that are reasonably designed to comply with the applicable federal and state securities and commodities laws, rules and regulations and Securities Regulations including, without limitation, those relating to advertising, licensing, sales practices, market conduct, operation and redundancy of online systems, maintenance of net capital, risk assessment and continuing education (collectively, the "Siebert Policies and Procedures"); and (B) has no knowledge of any material noncompliance with the Siebert Policies and Procedures.

                     (V) The Siebert Marks and the Siebert Owned Content (other than any of the Siebert Owned Content that is not owned by Siebert) programmed on the Joint Brokerage Service do not, and will not, infringe upon any trademark or copyright or misappropriate any trade secret of any third party, and such Content does not contain any false statements, use defamatory language or contain any language that illegally damages the reputation of any Person.

              (iii) Intuit represents and warrants to Siebert as of the Effective Date and the Launch Date (except as disclosed in writing to Siebert prior to the Effective Date or pursuant to Section 7(a)(iv)), and covenants, that:

                     (I) Intuit will (A) cause ISI to be registered with the National Association of Securities Dealers, Inc., and (B) cause ISI to maintain all approvals necessary for it to receive payments as contemplated by this Agreement.

                     (II) The Intuit Marks and the Intuit Owned Content (other than any of the Intuit Owned Content that is not owned by Intuit) programmed on the Joint Brokerage Service do not, and will not, infringe upon any trademark or copyright or misappropriate any trade secret of any third party and such Content does not contain any false statements, use defamatory language or contain any language that illegally damages the reputation of any Person.

                     (III) On the Launch Date, ISI will not have exceeded in any material respect the business activities enumerated in any membership agreements or other limitations imposed in connection with its registrations, forms (including, without limitation, Form BDs) and reports filed with an Exchange or any governmental entity relating to its broker-dealer business or operations. On the Launch Date, ISI will have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with an Exchange or any governmental entity relating to its broker-dealer business and operations, and all other reports and statements relating to its broker-dealer business and operations required to be filed by it will have been filed including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any governmental entity and any other Regulatory Authority and ISI will have paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports will be true and complete in all material respects as of the date of the filing thereof. Each such registration will be in full force and effect on the Launch Date. On the Launch Date, except for normal examinations conducted by a Regulatory Authority in the regular course of business of ISI, no Regulatory Authority will have initiated any proceeding or investigation into the business or operations of ISI or any of its employees, agents, brokers or representatives relating to their activities under this Agreement. There will be no unresolved violation or exception by any Regulatory Authority with respect to any report or statement relating to any examination of ISI on the Launch Date.

                     (IV) On the Launch Date, (A) each of ISI's employees that is required to be registered as a registered representative or a salesperson with the SEC, the securities commission of any state or foreign jurisdiction or any other Regulatory Authority will be duly registered as such, and all such registrations will be in full force and effect, and (B) all federal, state and foreign registration requirements of ISI will have been complied with in all material respects, and all periodic reports required to be filed with respect thereto will be accurate and complete in all material respects.

                     (V) On the Launch Date, ISI will not (A) be subject to any Regulatory Agreement, (B) have been advised in writing or otherwise by any Regulatory Authority that it is considering issuing or requesting any such Regulatory Agreement and (C) have any pending or, to the knowledge of Intuit, threatened regulatory investigation.

                     (VI) On the Launch Date, ISI (A) will have  implemented and will maintain during the term of this Agreement policies and procedures that are reasonably designed to comply with the applicable federal and state securities and commodities laws, rules and regulations and Securities Regulations including, without limitation, those relating to advertising, licensing, sales practices, market conduct, operation and redundancy of online systems, maintenance of net capital, risk assessment and continuing education (collectively, the "Intuit Policies and Procedures"); and (B) will have no knowledge of any material noncompliance with the Intuit Policies and Procedures.

                     (iv) During the period beginning on the Effective Date and ending on the Launch Date, Intuit and Siebert shall be entitled to provide in writing to each other any new disclosures or necessary updates to any prior disclosures to their respective representations and warranties contained in this
Section 7(a) which are necessary to make such representations and warranties true and correct as of the Launch Date; provided, that any such new disclosure or update, individually or in the aggregate, does not result in a material adverse change from the facts previously disclosed.

                     (v) NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION 7(a).

         (b) Indemnity.

              (i) Intuit shall indemnify, defend and hold harmless Siebert, its parents, subsidiaries and affiliates, and all of their respective members, employees, officers, directors, proprietors, partners, representatives, shareholders, agents, attorneys, predecessors, successors, assigns and licensees, from and against all manner of claim or action and any and all liability, loss, damage, cost, penalty, fine and expense (including, without limitation, attorneys' fees) ("Losses") arising from or relating to any claim or liability asserted by a third party, including, but not limited to, a Joint Customer ("Third Party Claim"), arising out of (I) the Quicken Products (expressly excluding the Brokerage Platform and the Siebert Content), (II) the other Intuit products and services controlled and provided by Intuit and its third party providers to the Joint Brokerage Service and (III) any breach (or any facts alleged by a third party, that if true, would constitute a breach) of any representation, warranty or covenant of Intuit contained herein; provided, however, that Intuit shall have no liability for indemnification Losses to the extent (A) they arise out of a failure of Siebert to comply in all respects with applicable law and applicable regulatory or self-regulatory rules and regulations or obligations to customers or (B) (y) they relate to Incremental Expenses and such Losses are equal to or less than fifty percent (50%) of the agreed upon amounts of such Incremental Expenses set forth in any annual business and financial plan approved by the Steering Committee (which, for the Start-up Period, shall be the Initial Business Plan) for the period during which such Losses are incurred by Siebert and (z) such Incremental Expenses set forth in such plan have not already been borne by Siebert pursuant to Section 4(e).

              (ii) Siebert shall indemnify, defend and hold harmless Intuit, its parents, subsidiaries and affiliates, and all of their respective members, employees, officers, directors, proprietors, partners, representatives, shareholders, agents, attorneys, predecessors, successors, assigns and licensees, from and against all manner of claim or action and any and all Losses arising from or relating to any Third Party Claim arising out of (I) the operation of the Joint Brokerage Service that is controlled and provided by Siebert and its third party providers and (II) any breach (or any facts alleged by a third party, that if true, would constitute a breach) of any representation, warranty or covenant of Siebert contained herein; provided, however, that Siebert shall have no liability for indemnification Losses to the extent (A) they arise out of a failure of Intuit to comply in all respects with applicable law and applicable regulatory or self-regulatory rules and regulations or obligations to customers or (B) (y) they relate to Incremental Expenses and such Losses are equal to or less than fifty percent (50%) of the agreed upon amounts of such Incremental Expenses set forth in any annual business and financial plan approved by the Steering Committee (which, for the Start-up Period, shall be the Initial Business Plan) for the period during which such Losses are incurred by Intuit and (z) such Incremental Expenses set forth in such plan have not already been borne by Intuit pursuant to Section 4(e).

              (iii) The party seeking indemnification hereunder (such party the "Indemnified Party") shall give written notice to the party from whom indemnity is sought (the "Indemnifying Party") promptly after the Indemnified Party receives notice of the claim or liability being asserted, but the failure or delay in doing so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice.

              (iv) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) calendar days after the Indemnifying Party has received notice of the Third Party Claim that the Indemnifying Party will undertake the defense, (B) the Third Party Claim is not asserted by a securities Regulatory Authority with respect to broker-dealer operations of the Indemnified Party, (C) the persons named or impleaded in such Third Party Claim do not include both the Indemnifying Party and the Indemnified Party, and (D) the Indemnifying Party actively conducts the defense of the Third Party Claim in a reasonable manner. In any such case, however, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably) if such judgment or settlement would impose an injunction or other equitable relief on the Indemnified Party or would, in the reasonable judgment of the Indemnified Party, likely establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party.

              (v) For so long as the defense of the Third Party Claim is being conducted by the Indemnifying Party in accordance with the preceding section
(II)(D), the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. If the defense of the Third Party Claim cannot be conducted by the Indemnifying Party solely because one or more of the conditions in subsections (B) or (C) of section (II) above is unsatisfied, the Indemnified Party shall defend the claim itself and may retain counsel of its choice reasonably satisfactory to the Indemnifying Party, which counsel shall be at the sole cost and expense of the Indemnifying Party if the Indemnifying Party admits liability, or is determined in a judgment to be liable, for indemnification to the Indemnified Party (and, if such judgment against the Indemnifying Party is reversed on a final appeal, the Indemnified Party shall reimburse the Indemnifying Party for the entire amount of the costs and expenses of the Indemnified Party's counsel paid by the Indemnifying Party). In such case, (A) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (B) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably).

              (vi) If any of the conditions set forth in subsections  (A) or (D)
of the preceding section (II) is or becomes unsatisfied, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate and the Indemnified Party need not consult with or obtain any consent from the Indemnifying Party in connection therewith. In such case, the Indemnifying Party will be liable for the cost and expense of the Indemnified Party's counsel and for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim if and when the Indemnifying Party is determined in a judgment to be liable for indemnification hereunder (and, if such judgment against the Indemnifying Party is reversed on a final appeal, the Indemnified Party shall reimburse the Indemnifying Party for the entire amount of the Losses and costs and expenses of the Indemnified Party's counsel paid by the Indemnifying Party). Notwithstanding the foregoing, if the condition in subsection (A) of the preceding section (II) is or becomes unsatisfied because the Indemnifying Party in good faith disputes its obligation to indemnify the Indemnified Party for the Third Party Claim, the Indemnifying Party shall be entitled to consent to any settlement of such Third Party Claim (such consent not to be unreasonably withheld, delayed or conditioned); provided that if the Indemnifying Party does not consent to any such proposed settlement and a judgment in a greater amount is later rendered,

(1) the Indemnifying Party shall be liable for the entire amount of such judgment, if the Indemnifying Party is determined in a judgment to be liable for indemnification under this Section 7(b) (and, if such judgment against the Indemnifying Party is reversed on a final appeal, the Indemnified Party shall reimburse the Indemnifying Party for the entire amount of the judgment paid by the Indemnifying Party), and (2) the Indemnifying Party shall be liable in any event for the amount of such judgment which is in excess of the proposed settlement amount (whether or not the Indemnifying Party is determined in a judgment to be liable for indemnification under this Section 7(b)). In the event that the Indemnified Party defends any Third Party Claim as contemplated by this subsection (IV), the Indemnified Party shall keep the Indemnifying Party reasonably informed of such defense.

         8. LIMITATION ON LIABILITY. Neither party shall be liable to the other party for any damages arising out of any interruption of business, loss of profits, loss of use of facilities, loss of customers or loss of goodwill or for any other indirect, special, incidental or consequential damages. For greater certainty, in connection with a Third Party Claim for which a party is entitled to indemnification under Section 7(b), the Indemnifying Party shall be liable for the entire judgment, settlement or other remedy owing to such third party (whether it includes indirect damages or otherwise).

         9. TERM AND TERMINATION.

         (a) Term. Unless sooner terminated pursuant to subsection (b) below, this Agreement shall begin on the Effective Date and remain in effect for an initial period of ten (10) years (the "Term"). The Term shall be extended automatically for successive two (2) year terms thereafter unless a party gives notice of termination to the other party at least sixty (60) calendar days prior to the beginning of the next renewal Term.

         (b) Termination and Effect of Termination. This Agreement may be terminated as follows:

              (i) by Intuit, by giving written notice to Siebert that Intuit will no longer provide a tab on Quicken.com (whether known as the "Investing" tab or otherwise) that provides substantially the same content and functionality as the "Investing" tab on Quicken.com provided on the Effective Date (whether by wind-down, sale or otherwise but not solely by rebranding), which notice shall be given, subject to any confidentiality obligation to which Intuit may be subject, at least three (3) calendar days prior to Intuit's exiting such business; provided, however, that Intuit shall use its reasonable efforts to obtain a release from such confidentiality obligation and upon being so released, Intuit shall promptly give such notice to Siebert. In this case, this Agreement shall terminate on the date on which Intuit's exit of such business is effective, Siebert may convert all of the Joint Customer accounts to its own brokerage service, and Intuit shall pay for Siebert's actual costs associated with the conversion within fifteen (15) calendar days after receipt from Siebert of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000. In addition, during the two (2) year period after such termination, the provisions of Sections 11(b) and (c) shall continue to apply.

              (ii) by Intuit, upon written notice to Siebert, following a Change of Control that has not been approved by Intuit (which written notice must be given no later than thirty (30) calendar days following such Change of Control), such approval not to be unreasonably withheld. Without limiting the generality of the foregoing, it shall be deemed reasonable for Intuit to withhold its approval if the proposed acquiring entity (I) is a competitor of Intuit, (II) is held in general disrepute, or (III) does not have a management team with significant operating experience in the brokerage industry. In this case, Intuit, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or a third party's service of Intuit's choosing. In the event that Intuit decides to convert the Joint Customer accounts, Siebert or the acquiring entity, as the case may be, will provide the services set forth in Section 1 during the Wind-Down Period and shall pay for Intuit's actual costs associated with the conversion within fifteen (15) calendar days after receipt from Intuit of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

              (iii) by Intuit, upon written notice to Siebert, following Siebert becoming statutorily disqualified (within the meaning of Section 3(a)(39) of the Exchange Act) due to a violation of the anti-fraud provisions of or rules under the Federal securities laws or a breach by Siebert of its fiduciary duties, and
(I) such disqualification results in the loss of 30% of Siebert's customer accounts or the withdrawal of 30% of Siebert's customer assets within three (3) months following the date on which Siebert becomes statutorily disqualified or
(II) Siebert is prohibited, barred or suspended from doing business as a broker-dealer, which prohibition, bar or suspension has a material adverse effect on Siebert's ability to perform its obligations under this Agreement and remains in effect for more than three Business Days. Any written notice of termination pursuant to this subsection must be given no later than thirty (30) calendar days following the event which gives rise to the right to terminate. In this case, Intuit, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or a third party's service of Intuit's choosing. In the event that Intuit decides to convert the Joint Customer accounts, Siebert, to the extent it may legally do so, will provide the services set forth in Section 1 at the agreed upon service levels during the Wind-Down Period (and, with respect to those services which Siebert is not legally able to provide, Siebert shall use commercially reasonable efforts to cause a Person that is legally able to do so to perform those services), and shall pay for Intuit's actual costs associated with the conversion within fifteen (15) calendar days after receipt from Intuit of an invoice therefor.

              (iv) by one party, upon written notice to the other party, following (I) the failure by the other party to maintain its required service levels expressly stated to be failures for purposes of this subsection as set forth in Exhibit D, (II) the failure by the other party, three (3) times during any fiscal year, to deliver any report required to be delivered by it under Sections 4(c) and 4(g) within thirty (30) calendar days after such report is due, or (III) the failure by the other party, three (3) times, to deliver any report required to be delivered by it under Section 1(f) within thirty (30) calendar days after such report is due which failure has continued for thirty
(30) calendar days following written notice thereof. Any written notice of termination pursuant to this subsection must be given no later than thirty (30) calendar days following the event which gives rise to the right to terminate. In this case, the terminating party, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or, if the terminating party is Intuit, a third party's service of Intuit's choosing. The non-terminating party will provide the services set forth in
Section 1 during the Wind-Down Period and shall pay the terminating party's actual costs associated with the conversion within fifteen (15) calendar days after receipt of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

              (v) by one party, upon written notice to the other party, following (I) the failure by the other party to pay an amount owing by it pursuant to Section 4(d) [True-Up of Gross Revenues], 4(e) [True-Up of Incremental Expenses] or 7(b) [Indemnity] (in the case of any of the foregoing, where liability for payment is undisputed) within thirty (30) calendar days after the due date for payment thereof or after the date on which any disputed payment is finally  determined  , (II) a material  breach by the other  party of
Section 5(a) or 5(b) [Cross Selling], as the case may be, which breach has continued for thirty (30) calendar days after written notice thereof by the non-breaching party, (III) the other party willfully taking action with the intent to attempt to move any or all of the Joint Customers away from the Joint Brokerage Service (it being understood that a party placing a general advertisement for brokerage services that is not targeted to Joint Customers and/or Quicken and/or Quicken.com customers shall not constitute an action with the requisite intent), (IV) a material breach by the other party of Section 11 [Non-Competition; Exclusivity], (V) a material breach by the other party of
Section 14(c)  [Privacy  Policy],  (VI) a material  breach by the other party of
Section 14(d) [Security Requirements], (VII) a material breach by the other party of Section 12 [Confidentiality] or (VIII) a material infringement by the other party of intellectual property that is solely owned or controlled by the terminating party (including without limitation its Marks), which action or breach, in the case of subsections (IV) through (VIII), has (if capable of being cured) not been cured within thirty (30) calendar days after written notice thereof by the terminating party or (if not capable of being cured) the non-terminating party has not within thirty (30) calendar days after written notice thereof by the terminating party taken steps reasonably designed to ensure that such action or breach will not recur; provided, however, that in the event an action or breach by such non-terminating party under the same subsection (IV), (V), (VI), (VII) or (VIII), as applicable, has previously occurred within the three (3) year period preceding such action or breach, the non-terminating party shall not be entitled to such thirty (30) calendar day cure/remedial action period provided in this subsection. Any written notice to terminate under this subsection must be given no later than thirty (30) calendar days following the later of (1) the event which gives rise to the right to terminate and (2) the expiration of any applicable cure period. In this case, the terminating party, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or, if the terminating party is Intuit, a third party's service of Intuit's choosing. The non-terminating party will provide the services set forth in Section 1 during the Wind-Down Period and shall pay the terminating party's actual costs associated with the conversion within fifteen (15) calendar days after receipt of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

              (vi) by either party, upon written notice to the other party, if the Joint Brokerage Service fails to meet the Financial Performance Standards for a Financial Performance Standards Measurement Period, and then fails to meet the Financial Performance Cure Standards for the Financial Performance Cure Period, such written notice to be given (if at all) within thirty (30) calendar days after the end of the Financial Performance Cure Period. The parties will work diligently to improve performance during the Financial Performance Cure Period to a standard determined by the Steering Committee at the commencement of the Financial Performance Cure Period (the "Financial Performance Cure Standards"). In determining the Financial Performance Cure Standards for any Financial Performance Cure Period, the Steering Committee shall take into account general economic conditions, the performance of the entire brokerage industry generally and the performance of the online brokerage industry in particular. In the case of a termination pursuant to this subsection (vi), the Steering Committee shall determine the allocation of the Joint Customer accounts ("Allocation"). This Allocation shall be based on the concept that the parties shall share in the value of Joint Customer accounts equally. In the event that the Steering Committee is unable to determine both the Allocation and the Closing Joint Customer Valuation within thirty (30) Business Days after the termination of this Agreement, the determination of the Closing Joint Customer Valuation shall be determined in the manner set forth in Section 9(f) and the Allocation shall be determined by the valuation firm (or firms) which finally determines the Closing Joint Customer Valuation in accordance with that section. In the event that the Steering Committee determines the Closing Joint Customer Valuation but is unable to determine the Allocation within thirty (30) Business Days after the termination of this Agreement, Intuit and Siebert shall, within five (5) calendar days thereafter, jointly choose a valuation firm (e.g., an investment bank or an accounting firm) to determine the Allocation, which valuation firm shall complete its determination within fifteen (15) calendar days of its engagement.

              (vii) if a Change of Control has occurred, by Intuit, upon written notice to Siebert or the acquiring entity, as the case may be, if the Joint Brokerage Service fails (I) to meet or exceed Financial Performance Standards for any given Financial Performance Standards Measurement Period, which failure has not been cured in the following Financial Performance Standards Measurement Period; or (II) to meet the Financial Performance Standards for any two consecutive Financial Performance Standards Measurement Periods (even if the failure in one or both of those Financial Performance Standards Measurement
Periods has been cured), such written notice to be given (if at all) within thirty (30) calendar days after the later of (i) the event which gives rise to the right to terminate and (ii) the expiration of any applicable cure period. In either case, Intuit, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or a third party's service of Intuit's choosing. In the event that Intuit decides to convert the Joint Customer accounts, Siebert or the acquiring entity, as the case may be, will provide the services set forth in Section 1 during the Wind-Down Period and shall pay for Intuit's actual costs associated with the conversion within fifteen (15) calendar days after receipt from Intuit of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

              (viii) if a Change of Control has occurred, by Intuit, upon written notice to Siebert or the acquiring entity, as the case may be, if the Steering Committee reaches a deadlock on the Financial Performance Standards or the business and financial plan for a fiscal year (such written notice to be given (if at all) within thirty (30) calendar days after such deadlock). In this case, Intuit, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or a third party's service of Intuit's choosing. In the event that Intuit decides to convert the Joint Customer accounts, Siebert or the acquiring entity, as the case may be, will provide the services set forth in Section 1 during the Wind-Down Period and shall pay for Intuit's actual costs associated with the conversion within fifteen (15) calendar days after receipt from Intuit of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

              (ix) by either party, upon written notice to the other party, following the failure by the other party to meet a milestone set forth in
Section II(C) of Exhibit A, which failure, in the reasonable judgment of the terminating party, has resulted in or will result in the Launch Date occurring, if at all, later than the latest date for the Joint Brokerage Service Launch set forth in Section II(C) of Exhibit A (provided that such failure by the non-terminating party did not result from and is not related to any failure by the terminating party to meet a milestone set forth in Section II(C) of Exhibit
A). In this case, the non-terminating party shall reimburse the terminating party for any and all Incremental Expenses incurred by it since February 4, 2002 that are reflected and detailed in the Initial Business Plan.

              (x) by one party, by giving written notice to the other party pursuant to Section 9(a). In this case, this Agreement shall terminate on the last day of the Term or renewal Term during which such notice is given, as the case may be. In the event that (I) Intuit is the terminating party, during the two (2) year period after such termination, the provisions of Sections 11(b) and
(c) shall continue to apply, or (II) Siebert is the terminating party, during the two (2) year period after such termination, the provisions of Section 11(a) shall continue to apply. In addition the non-terminating party, in its sole and absolute discretion, may convert all of the Joint Customer accounts either to its own brokerage service or, if the non-terminating party is Intuit, a third party's service of Intuit's choosing. The terminating party will provide the services set forth in Section 1 during the Wind-Down Period and shall pay the non-terminating party's actual costs associated with the conversion within fifteen (15) calendar days after receipt of an invoice therefor; provided, that in no event shall such costs exceed U.S.$1,000,000.

         (c)  Wind-Down   Period;   Conversion  of  Joint   Customer   Accounts.

              (i) In the case of a termination pursuant to Section 9(b) (other than 9(b)(ix)), the parties shall continue, to the extent permitted by law, to support the Joint Brokerage Service (and, with respect to those services which a party is not legally able to provide, such party shall use best efforts to cause a Person that is legally able to do so to perform those services) until the earlier of (i) a period of nine (9) months from the date of termination or (ii) the completion of the conversion process of Joint Customer accounts to be converted (the "Wind-Down Period"). The parties will continue to split Gross Revenues (on the terms described above) from Joint Customers and Incremental Expenses (as set forth in the annual business and financial plan approved by the Steering Committee (which, for the Start-up Period, shall be the Initial Business Plan)) incurred during the Wind-Down Period. In the event that the Wind-Down Period is less than nine (9) months, the party that is converting the Joint Customer accounts shall notify the other party when the Wind-Down Period has ended. In the case of a termination where Intuit has Joint Customer accounts allocated to it or exercises its right to convert them, during and after the Wind-Down Period, Siebert will transfer, or cause to be transferred, the accounts of those Joint Customers to ISI or the third party service of Intuit's choosing and cooperate with any reasonable requests of Intuit in connection with such transfers.

              (ii) In the case of a termination pursuant to subsections 9(b)(ii), (iii), (iv), (v), (vii), (viii) or (x) above where Intuit is entitled to convert the Joint Customer accounts and does not convert all of the Joint Customer accounts, Siebert or any acquiring entity, as the case may be, will pay to ISI, in the sole discretion of Siebert or any acquiring entity, as the case may be, either (I) a lump sum payment in an amount equal to one-half of the Closing Joint Customer Valuation of the Joint Customer accounts in existence and not converted as of the end of the Wind-Down Period or (II) a share of Gross Revenues from the Joint Customer accounts in existence and not converted as of the end of the Wind-Down Period for so long as any such Joint Customer remains a customer of Siebert (such share to be determined by the Steering Committee, but in any event to be less than 50%). In the event that the Steering Committee cannot make such determination within thirty (30) Business Days after the termination of this Agreement, the parties shall resolve such dispute in accordance with Section 9(f). In the case of a termination pursuant to subsections 9(b)(ii), (iv), (v) (but only with respect to subsections (I), (II), (IV), (V), (VI), (VII) or (VIII) of Section 9(b)(v)), (vii), (viii) or (x) above where Intuit is entitled to convert the Joint Customer accounts and exercises such right, Intuit will pay to Siebert or any acquiring entity, as the case may be, in the sole discretion of Intuit, either (I) a lump sum payment in an amount equal to one-half of the Closing Joint Customer Valuation of the Joint Customer accounts in existence and so converted as of the end of the Wind-Down Period or
(II) a share of Gross Revenues from the Joint Customer accounts in existence and so converted as of the end of the Wind-Down Period for so long as any such Joint Customer remains a customer of Intuit or its third party provider (such share to be determined by the Steering Committee, but in any event to be less than 50%). In the event that the Steering Committee cannot make such determination within thirty (30) Business Days after the termination of this Agreement, the parties shall resolve such dispute in accordance with Section 9(f).

              (iii) In the case of a termination pursuant to subsections 9(b)(i), (iv), (v) or (x) above where Siebert is entitled to convert the Joint Customer accounts, Siebert will pay to ISI, in Siebert's sole discretion, either
(I) a lump sum payment in an amount equal to one-half of the Closing Joint Customer Valuation of the Joint Customer accounts in existence as of the end of the Wind-Down Period or (II) a share of Gross Revenues from the Joint Customer accounts in existence as of the end of the Wind-Down Period for so long as any such Joint Customer remains a customer of Siebert (such share to be determined by the Steering Committee, but in any event to be less than 50%). In the event that the Steering Committee cannot make such determination within thirty (30) Business Days after the termination of this Agreement, the parties shall resolve such dispute in accordance with Section 9(f).

              (iv) In the event that any party exercises its right to convert any or all of the Joint Customer accounts pursuant to subsection 9(b), such party shall use its commercially reasonable efforts to convert all of the Joint Customer accounts.

         (d) Payments.

              (i) In the  event of a  conversion  of  accounts  contemplated  by
Section 9(b)(i), (ii), (iii), (iv), (v), (vii), (viii) or (x), any and all payments (including, without limitation, all costs associated with such conversion which have been invoiced as contemplated above) shall be made within thirty (30) calendar days after the end of the Wind-Down Period (the "Payment Trigger Date"); provided, however, that in the event that such payment is greater than $15 million, a party may elect to make such payment over a three
(3) year period so long as such payment accrues interest at the prime rate and is secured in a manner mutually agreed by the parties, in which case such payment shall be made as follows: (I) within 30 calendar days after the Payment Trigger Date, an amount equal to 25% of the aggregate payment, (II) on the first anniversary of the Payment Trigger Date, an amount equal to 25% of the aggregate payment, (III) on or prior to the second anniversary of the Payment Trigger Date, an amount equal to 25% of the aggregate payment and (IV) on or prior to the third anniversary of the Payment Trigger Date, an amount equal to the remaining 25% of the aggregate payment. Notwithstanding the foregoing, in the event that payments contemplated by the previous sentence are to be made based on a share of Gross Revenues, then only the costs associated with such conversion which have been invoiced as contemplated above shall made within the thirty (30) calendar day period following the date of receipt of such invoice.

              (ii) Any or all payments due pursuant to Section 9(b)(vi) shall be made by the party or parties required pursuant to the Allocation to make such payment within thirty (30) calendar days after the Allocation has been determined; provided, however, that in the event that such payment is greater than $15 million, a party may elect to make such payment over a three (3) year period so long as such payment accrues interest at the prime rate and is secured in a manner mutually agreed by the parties, in which case such payment shall be made as follows: (I) within 30 calendar days after the date of such determination, an amount equal to 25% of the aggregate payment, (II) on the first anniversary of the date of such determination, an amount equal to 25% of the aggregate payment, (III) on or prior to the second anniversary of the date of such determination, an amount equal to 25% of the aggregate payment and (IV) on or prior to the third anniversary of the date of such determination, an amount equal to the remaining 25% of the aggregate payment.

              (iii) Any payment due pursuant to Section 9(b)(ix) shall be made by the non-terminating party within thirty (30) calendar days after the later of: (I) the effective date of such termination hereunder and (II) the non-terminating party's receipt of evidence reasonably satisfactory to it documenting the terminating party's Incremental Expenses.

              (iv) All payments made pursuant to this Section 9 shall be made by wire transfer of immediately available funds to the account for the payee set forth on Exhibit G or such other account as Siebert or Intuit (or ISI), as the case may be, may designate in writing from time to time. In the event any such payment is not made when due, the entire unpaid amount shall accrue interest until it has been paid in full at the rate of the lesser of (I) prime plus 2% per annum or (II) the highest rate then permitted under applicable law.

         (e) Financial Performance Standards; Annual Business and Financial Plan Review.

              (i) (I) For the Start-Up Period, the Financial Performance Standards shall be as follows: the Actual Net Revenue and the Actual Operating Profit shall be greater than or equal to the Projected Net Revenue and the Projected Operating Profit, respectively, and the number of new Joint Customer accounts shall be greater than or equal to the number set forth in the Initial Business Plan.

                     (II) For all other Financial Performance Standards Measurement Periods, the Financial Performance Standards will be determined by the Steering Committee. In determining the Financial Performance Standards for any Financial Performance Standards Measurement Period, the Steering Committee shall take into account general economic conditions, the performance of the entire brokerage industry generally and the performance of the online brokerage industry in particular.

                     (III) Nicholas Dermigny (or his designee) and Enrico Roderick (or his designee) shall meet (in person or by telephone) no less frequently than weekly in order to discuss the status of the Joint Brokerage Service.

              (ii) On each Expense Review Date, the Steering Committee shall review the performance of the Joint Brokerage Service against the then-current annual business and financial plan. In the event that the Joint Brokerage Service is not performing up to such plan as of such Expense Review Date, the Steering Committee shall have the discretion to agree to modify expenses and revenue forecasts and to update the annual business and financial plan and the applicable Financial Performance Standards to reflect such modifications. In the event that the Joint Brokerage Service is performing in excess of such plan, the Steering Committee shall have the discretion to agree to modify expenses and revenue forecasts and to update the annual business and financial plan and the applicable Financial Performance Standards to reflect such excess demand. Intuit and Siebert shall use their commercially reasonable efforts to allocate appropriate resources to meet such revised plan. In the event that the Steering Committee cannot agree on a revised annual business and financial plan or revised Financial Performance Standards within fifteen (15) calendar days after the Expense Review Date, such issue shall be resolved as set forth in Exhibit F.

              (iii) The parties agree that, in the event the amount budgeted for Trading Errors in any annual business and financial plan (including the Initial Business Plan) exceeds the amount of Incremental Expenses related to Trading Errors incurred by the parties during such year, the excess amount shall be carried forward as a reserve and shall be used to increase the amount budgeted for Trading Errors in the next succeeding annual business and financial plans approved by the Steering Committee.

         (f) Procedures for Deadlock. In the event that the Steering Committee cannot determine the Closing Joint Customer Valuation within thirty (30) Business Days after the termination of this Agreement, each party shall, within five (5) Business Days thereafter, engage a third party valuation firm (e.g., an investment bank or an accounting firm) to determine the Closing Joint Customer Valuation. If the determinations of the two valuation firms are within 15% of each other, such determinations shall be averaged and shall constitute the Closing Joint Customer Valuation. If they are not, within five (5) Business Days thereafter, Intuit and Siebert shall jointly choose a third valuation firm to determine the Closing Joint Customer Valuation. In the event that the third valuation firm's determination of Closing Joint Customer Valuation is between the determinations of the first two valuation firms, then the third valuation firm's determination shall be the Closing Joint Customer Valuation. If the third valuation firm's determination of Closing Joint Customer Valuation is outside of the range of the first two valuation firms' determinations, then the median of the three determinations shall be the Closing Joint Customer Valuation. In each instance, such valuation firm shall complete such determination within fifteen
(15) calendar days of its engagement. The parties shall follow the same dispute resolution procedure in the event that the Steering Committee cannot determine the share of Gross Revenues from Joint Customer accounts to be paid pursuant to
Section 9(c)(ii) or Section 9(c)(iii).

         10. Distribution of Other Products. Intuit and Siebert shall in good faith discuss arrangements for (a) the distribution of Intuit products (e.g., Quicken branded loans, Quicken desktop software products, Quicken branded credit cards, etc.) to Siebert Customers, (b) the distribution of Siebert products to Intuit customers and (c) the distribution by Siebert and/or Intuit of jointly branded products (e.g., mutual funds).

         11. NON-COMPETITION; EXCLUSIVITY.

         (a) During the Term and the Wind-Down Period, neither Siebert nor any of its Affiliates will launch, directly or indirectly, an alliance substantially similar to the one contemplated herein (which is, providing Brokerage Accounts with integrated personal finance content targeted to U.S. customers) with any financial portal (e.g., AOL, Yahoo) or financial website or financial software provider (e.g., Microsoft). Notwithstanding the foregoing, if this Agreement is not terminated by Siebert pursuant to Section 9(b)(x), during the Wind-Down Period Siebert and its Affiliates may negotiate and enter into an agreement with respect to such an alliance; provided that such alliance is launched only after the end of the Wind-Down Period. This Section 11(a) is not intended to preclude Siebert from offering SiebertNet on a private label basis to banks and/or insurance companies (it being understood that any such offering shall not include any Intuit Content, tools, trademarks, functionality, software or other technology).

         (b) During the Term and the Wind-Down Period, Intuit and its Affiliates shall not, either directly or through a strategic alliance substantially similar to the one contemplated herein, offer branded or co-branded Brokerage Accounts targeted to U.S. customers, unless Intuit is entitled to convert (whether because they are allocated to Intuit or otherwise) some or all of the customers following termination. Intuit shall not, however, be prohibited from providing branded or co-branded tools or content (but not Brokerage Accounts) to other broker-dealers or from promoting competitive products or services of broker-dealers through a variety of advertising and marketing relationships except as expressly prohibited by the first three sentences of Section 5(a). Further, nothing shall prohibit Intuit from providing connectivity to users of the Quicken Products or other Intuit products that enables them to download or otherwise access their other financial institution account information into or through the Quicken Products or other Intuit products or on the Joint Brokerage Service. In addition, notwithstanding the foregoing, if this Agreement is not terminated by Intuit pursuant to Section 9(b)(i) or 9(b)(x), during the Wind-Down Period Intuit and its Affiliates may negotiate and enter into an agreement to provide such products and services; provided that such products and services are available only after the end of the Wind-Down Period. Notwithstanding anything in this Agreement to the contrary, Intuit shall not be prohibited from marketing or providing, directly or indirectly, investment products and services to small businesses, sole proprietors or individual employees through their employers pursuant to Intuit's agreement with the Principal Life Insurance Company dated September 26, 2001 (the "Principal Agreement"), but in no event shall any such products or services be marketed or provided by Intuit on the Pershing-framed pages of the Joint Brokerage Service. The Principal Agreement does not provide for the marketing or provision of investment products or services through Quicken and Quicken.com.

         (c) After launching the Joint Brokerage Service (assuming the Joint Brokerage Service is meeting or beating the annual business and financial plan approved by the Steering Committee without taking into account unapproved expenses (which, for the Start-Up Period, shall be the Initial Business Plan)) Intuit will begin a process to evaluate its small business brokerage opportunity (not including its existing deal with Principal Life Insurance Company).


o The Intuit team will investigate: (a) sizing of the market opportunity (b) identification of the likely customer targets (c) specification of the small business brokerage offering (d) development of its key strategies and
     (e) investment required to launch a successful service. As part of the investigation process, Intuit agrees to seek appropriate input from Siebert.

o Based on the above, and any other relevant factors, the Intuit team will specify the small business brokerage offering. Once the requirements are established they will be reviewed by Siebert. Siebert will then, within a reasonable period of time not to exceed one month, inform Intuit of Siebert's intent and ability to service the small business customer base.

o Siebert must be able to deliver the full small business brokerage offering within six months of Siebert informing Intuit of Siebert's intent and ability to service the small business customer base.

o If Siebert can deliver the small business brokerage offering within this period of time, both parties will move ahead, with Siebert as the sole provider, with the intent that the terms (business model economics) for the small business offering, will be similar to what the parties have agreed to for the Joint Brokerage Service.

o In the event that Siebert elects not to or cannot provide the small business brokerage offering (scope as specified by the Intuit team) to customers within six months, the non-compete set forth in Section 11(b) above and the prohibitions set forth in the third sentence of Section 5(a) above shall no longer be in effect with respect to small business customers, and Intuit is free to take the actions set forth in Section 11(b) and the third sentence of Section 5(a) with respect to small business customers.

o In the event that Intuit and Siebert disagree about Siebert's ability to deliver the required small business brokerage offering, both companies agree to use a mutually acceptable third party to decide.

         12. CONFIDENTIALITY. The parties agree to be subject to the terms and conditions of the confidentiality provision set forth in Exhibit H.

         13. Definitions. The following terms, when used in this Agreement, shall have the meanings set forth below:

         (a) "accused party" has the meaning set forth in Section  14(u)(i)(II).

         (b) "Acquired Siebert Customers" means Siebert customer Brokerage Accounts that are acquired by Siebert after the Launch Date, whether by purchase, merger or through any means of acquiring new accounts.

         (c) "Actual Net Revenue" means, for any period, the net revenues of the Joint Brokerage Service for that period calculated in the same manner as Projected Net Revenue for that period.

         (d) "Actual Operating Profit" means, for any period, the operating profits of the Joint Brokerage Service for that period, calculated in the same manner as Projected Operating Profit for that period.

         (e) "Affiliate" means, as applied to any Person any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         (f)  "Agreement"  has  the  meaning  set  forth  in  the   introductory
paragraph.

         (g)  "Allocation"  has the  meaning  set  forth  in  Section  9(b)(vi).

         (h)  "Arbitration   Notice"  has  the  meaning  set  forth  in  Section
14(u)(i)(II).

         (i) "Arbitration  Party" has the meaning set forth in Section 14(u)(i).

         (j) "Brokerage Accounts" means a facility that enables a customer, among other things, at a minimum to buy and sell securities.

         (k) "Brokerage Platform" means the Brokerage Platform to be provided by Siebert which shall, at a minimum, provide the following functionality that enables or provides: (i) customers to open retail Brokerage Accounts (via the web, phone, mail and branch); (ii) trading functionality for equities, mutual funds, and options (via web and phone); (iii) all clearing agent functions; (iv) books and records system; (v) OFX brokerage statement download to Quicken 2003 for Windows and Mac; (vi) an API (or other means) to electronically transfer information about a customer's holdings from the Joint Brokerage Service to Quicken.com at the individual lot level to support tax calculations and the ability to display tax impact information in the order process; (vii) Joint Customers to access both Quicken.com and the web-based portion of the Joint
Brokerage Service with a single log-in; (viii) account applicants to submit their application online without having to submit paperwork; (ix) a database and user interface that allow customers to specify lots when they place a "sell" order; (x) automated Tax Return support (1099 Download into TurboTax and TurboTax for the Web) for Tax Year 2002, including without limitation cost basis information; and (xi) Customer Support as set forth in Exhibit D.

         (l) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or the City of San Francisco.

         (m) "Change of Control" means (i) any transaction or series of transactions which results in the transfer of ownership or control to a single Person or group of affiliated Persons (other than Muriel Siebert) of fifty percent (50%) or more of (I) the voting power of Siebert or SFC or (II) any class of stock or other equity interest (or any instrument convertible into equity) of Siebert or SFC, effected by means of the sale of stock, merger, consolidation, issuance of shares, reorganization, share exchange or other form of transaction or agreement, other than any such transaction undertaken solely for the purpose of reincorporating Siebert or SFC, as the case may be, in a different jurisdiction, or (ii) a sale or other disposition of all or substantially all of the assets of Siebert or SFC to a Person (other than Muriel Siebert).

         (n) "Closing Joint Customer Valuation" means, as of the date of termination of this Agreement, the average market value per account of the Joint Customer accounts, as determined by the Steering Committee. In the event that the Steering Committee cannot determine the average market value of the Joint Customer accounts, the parties shall resolve such dispute in accordance with
Section 9(f).

         (o)  "Confidential  Material"  has the  meaning set forth in Exhibit H.

         (p) "Content" shall mean content, research, advice or other materials, including without limitation third party materials (except where expressly stated to the contrary).

         (q) "Dispute" has the meaning set forth in Section 14(u)(i)(I).

         (r) "Effective Date" means April 29, 2002.

         (s) "Exchange" means the New York Stock Exchange, the National Association of Securities Dealers, Inc., and any other self-regulatory or governmental organization with jurisdiction over Siebert or ISI, including, without limitation, the SEC.

         (t) "Exchange Act" has the meaning set forth in Exhibit H.

         (u) "Existing Siebert Customers" means Siebert customer Brokerage Accounts that exist on the Launch Date.

         (v) "Expense Review Date" shall mean the date that is three (3) months after the Launch Date and the last day of each three (3) month period thereafter or more frequently as deemed necessary by the Steering Committee.

         (w) "Financial Performance Cure Period" means (i) with respect to the Initial Financial Performance Standards Measurement Period, one year after such Financial Performance Standards Measurement Period, and (ii) with respect to any other Financial Performance Standards Measurement Period, one hundred eighty
(180)  calendar  days after such  Financial  Performance  Standards  Measurement
Period.

         (x) "Financial Performance Cure Standards" has the meaning set forth in
Section 9(b)(vi).

         (y) "Financial Performance Standards" means the performance criteria with respect to the Joint Brokerage Service set forth in Section 9(e).

         (z) "Financial Performance Standards Measurement Period(s)." The initial Financial Performance Standards Measurement Period shall be the Start-Up Period (the "Initial Financial Performance Standards Measurement Period"). Subsequent Financial Performance Standards Measurement Periods shall be determined by the Steering Committee (each period to be referred to as a "Financial Performance Standards Measurement Period") and shall be on a fiscal year basis ending July 31st; provided, however, that following a Change of Control, each subsequent Financial Performance Standards Measurement Period shall be on a calendar quarter basis.

         (aa) "Future Siebert Customers" means Siebert customer Brokerage Accounts that are established with Siebert after the Launch Date.

         (bb) "GAAP" means generally accepted accounting principles in effect in the United States from time to time, consistently applied.

         (cc) "Gross Revenues" means all revenues received by Siebert in connection with a Brokerage Account including, without limitation, trading commissions, margin and interest income, mutual fund fees (e.g., 12b-1, shareholder servicing and administrative fees), investment advisory fees, order flow fees, account maintenance fees and other fees.

         (dd) "IE Split" has the meaning set forth in Section 4(e).

         (ee) "Incremental Expenses" shall mean those costs and expenses incurred by either party that are directly related to the creation, growth, support, maintenance and operation of the Joint Brokerage Service as set forth in the annual business and financial plan approved by the Steering Committee (which, for the Start-up Period, shall be the Initial Business Plan). Incremental Expenses shall include, but not be limited to, (i) personnel costs (related to product development, marketing, finance, regulatory, new accounts, customer service and trading personnel) that are above each party's excess capacity existing at the Effective Date, (ii) the cost of marketing programs, promotion, advertising and research, (iii) website maintenance costs, (iv) the cost of additional equipment (including, without limitation, communications equipment and hardware) and software that is directly related to the Joint Brokerage Service or is above each party's excess capacity existing at the Effective Date, (v) trading related expenses and fees (including, without limitation, transaction clearing costs and all other costs related to the trading in, or maintenance of, the accounts of Joint Customers and that are charged to Siebert by its clearing broker), (vi) expenses related to errors, in the ordinary course and consistent with past Siebert experience, associated with an individual taking an order from a Joint Customer or otherwise handling a Joint Customer account ("Trading Errors") and (vii) any other costs that are directly related to the joint revenue stream and/or the Joint Brokerage Service. The Steering Committee shall decide the appropriate method of funding capital expenditures (as opposed to current period expenses in accordance with GAAP) related to the Joint Brokerage Service (including, without limitation, any costs related to Siebert's procuring additional premises and/or undergoing a significant reorganization of its operations in the event the success of the Joint Brokerage Service requires Siebert to do so), and the depreciation or amortization of such items over their useful lives shall be treated as Incremental Expenses. If an expense were to occur even if the Joint Brokerage Service did not exist, then it should not qualify as an Incremental Expense.

         (ff)  "Indemnified   Party"  has  the  meaning  set  forth  in  Section
7(b)(iii)(I).

         (gg) "Indemnifying Party" has the meaning set forth in Section 7(b)(iii)(I).

         (hh) "Initial Business Plan" means the initial business plan, adopted by the parties prior to the Effective Date, that describes the projected Gross Revenues, Incremental Expenses, net revenues, operating profits and operations of the Joint Brokerage Service during the Start-Up Period and which is attached hereto as Exhibit I, as amended by the Steering Committee.

         (ii) "Initial Financial Performance Standards Measurement Period" has the meaning set forth in the definition of "Financial Performance Standards Measurement Period."

         (jj) "Intuit" has the meaning set forth in the introductory paragraph.

         (kk) "Intuit Content" means the Intuit Licensed Content and the Intuit Owned Content.

         (ll) "Intuit IE" has the meaning set forth in Section 4(c).

         (mm) "Intuit Licensed Content" means any Content provided by Intuit to the Joint Brokerage Service that is not owned, produced or developed by Intuit.

         (nn) "Intuit Owned Content" means any Content provided by Intuit to the Joint Brokerage Service that is owned, produced or developed by Intuit.

         (oo)  "Intuit  Policies  and  Procedures"  has the meaning set forth in
Section 7(a)(iii)(VI).

         (pp) "ISI" has the meaning set forth in the introductory paragraph.

         (qq) "Joint Brokerage Service" means the joint brokerage service that will provide brokerage services to retail customers, including but not limited to: the ability to trade securities and access investment research and content, obtain customer service and account information and maintenance. These services will primarily be delivered via the web but will also permit customers to access these services via telephone (automated system as well as call center), mail and through retail branches. The Joint Brokerage Service is more fully described in Sections I, II(A) and II(B) of Exhibit A.

         (rr) "Joint Customers" means customers that apply for a Brokerage Account on the Joint Brokerage Service who are not Siebert Customers (except as contemplated by Section 4(a)(i)).

         (ss) "Launch Date" means the date on which the Joint Brokerage Service is fully operational, which date is currently anticipated to fall in the period from mid-August to mid-September, 2002.

         (tt) "Losses" has the meaning set forth in Section 7(b)(i).

         (uu) "Marks" has the meaning set forth in Section 6(c)(i).

         (vv) "NASD" has the meaning set forth in Section 14(u)(i).


         (ww) "NYSE" has the meaning set forth in Section 14(u)(i).

         (xx)   "Objection   Notice"  has  the  meaning  set  forth  in  Section
14(u)(i)(II).

         (yy) "Operating Profit" means, as to any True-Up Period, the time at which the Joint Brokerage Service has a positive Actual Operating Profit.

         (zz)  "Operating  Teams"  has the  meaning  set  forth  in  Section  3.

         (aaa) "Payment Trigger Date" has the meaning set forth in Section 9(d)(i).

         (bbb) "Pershing" means the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation, or any other clearing broker engaged by Siebert from time to time which is reasonably satisfactory to Intuit.

         (ccc) "Pershing Agreement" means the Fully Disclosed Clearing Agreement of Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation, dated April 29, 2002, by and among Pershing and Siebert.

         (ddd)   "Person"   means  any  natural   person,   general  or  limited
partnership, corporation, limited liability company or partnership, firm, association, governmental or regulatory authority or other legal entity.

         (eee) "Principal Agreement" has the meaning set forth in Section 11(b).

         (fff) "Profitability Date" means the last day of the first True-Up Period in which the Joint Brokerage Service has achieved an Operating Profit.

         (ggg) "Projected Net Revenue" means (a) until the end of the Start-Up Period, "Projected Net Revenue" of the Joint Brokerage Service as set forth in the Initial Business Plan and (b) after the Start-Up Period, "Projected Net Revenue" of the Joint Brokerage Service as determined by the Steering Committee.

         (hhh) "Projected Operating Profit" means (a) until the end of the Start-Up Period, "Projected Operating Profit" of the Joint Brokerage Service as set forth in the Initial Business Plan and (b) after the Start-Up Period, "Projected Operating Profit" of the Joint Brokerage Service as determined by the Steering Committee.

         (iii) "Quicken" has the meaning set forth in the Recitals.

         (jjj) "Quicken Products" has the meaning set forth in the Recitals.

         (kkk) "Quicken.com" has the meaning set forth in the Recitals.

         (lll) "Referee" has the meaning set forth in Section 14(u)(i)(II).

         (mmm) "Regulatory Agreement" has the meaning set forth in Section 7(a)(ii)(III).

         (nnn)   "Regulatory   Authority"   means  any   regulatory   authority,
governmental entity or self-regulatory authority.

         (ooo) "SEC" has the meaning set forth in Exhibit H.

         (ppp) "Securities Act" has the meaning set forth in Exhibit H.

         (qqq)  "Securities   Regulations"   means  the   constitution,   rules,
regulations, statutes or policies now in effect or hereafter adopted by or administered by the Exchanges or the SEC now or hereafter in effect.

         (rrr) "SFC" means Siebert Financial Corp., a New York corporation.

         (sss)  "Siebert"  has  the  meaning  set  forth  in  the   introductory
paragraph.

         (ttt) "Siebert Content" means the Siebert Licensed Content and the Siebert Owned Content.

         (uuu) "Siebert Customers" means the Existing Siebert Customers, the Future Siebert Customers and the Acquired Siebert Customers.

         (vvv) "Siebert IE" has the meaning set forth in Section 4(c).

         (www) "Siebert Licensed Content" means any Content provided by Siebert to the Joint Brokerage Service that is not owned, produced or developed by Siebert.

         (xxx) "Siebert Owned Content" means any Content provided by Siebert to the Joint Brokerage Service that is owned, produced or developed by Siebert.

         (yyy) "Siebert  Policies and  Procedures"  has the meaning set forth in
Section 7(a)(ii)(IV).

         (zzz) "Start-Up Period" means the period beginning on the Launch Date and ending on July 31, 2003.

         (aaaa)  "Steering  Committee"  has the  meaning set forth in Section 3.

         (bbbb) "Term" has the meaning set forth in Section 9(a).

         (cccc)  "Third  Party  Claim"  has the  meaning  set  forth in  Section
7(b)(i).

         (dddd) "Trading Errors" has the meaning set forth in the definition of "Incremental Expenses."

         (eeee) "True-Up Period" means (a) until the Profitability Date, the periods (i) beginning on August 1st and ending on January 31st and (ii) beginning on February 1st and ending on July 31st and (b) after the Profitability Date, the periods (i) beginning on August 1st and ending on October 31st, (ii) beginning on November 1st and ending on January 31st, (iii) beginning on February 1st and ending on April 30th and (iv) beginning on May 1st and ending on July 31st.

         (ffff) "True-Up Statement" has the meaning set forth in Section 4(g).

         (gggg) "Wind-Down Period" has the meaning set forth in Section 9(c)(i).

         14. MISCELLANEOUS

         (a) Breach of Cross-Sell Provision. In the event that any party terminates this Agreement pursuant to Section 9(b)(v)(II), the terminating party shall be entitled to receive all revenues generated by the non-terminating party from such cross-sell activities.

         (b) Siebert Customers. Siebert may, upon written terms and conditions to be agreed upon by the parties, convert its own customers to the Joint Brokerage Service. If Siebert elects to convert its customers to the Joint
Brokerage Service, Siebert will pay Intuit an amount as determined by the Steering Committee (such amount to be reasonably related to the actual costs associated with providing such services to Siebert's customers), it being understood that such customers will be converted to the Joint Brokerage Service within 18 months of the Launch Date. In such event, Intuit will provide through Quicken.com the same enhanced analytical features and other functionality for the use of Siebert Customers as are provided for the use of Joint Customers; provided, however, nothing in this Agreement shall permit Siebert to enter into any third party transactions which includes the use of the Intuit functionality, Content and software to support other brokerage customers without the prior written consent of Intuit.

         (c) Privacy Policy. Each party shall comply with the terms of the privacy policy set forth on Exhibit J.

         (d) Security Requirements. Each party shall comply with the terms of the security requirements set forth on Exhibit K.

         (e) SiebertNet Customers. Siebert will begin the conversion process of all of its existing SiebertNet customers from Fidelity to Pershing when reasonably practicable after the Launch Date, subject, among other things, to the cooperation of its current clearing broker and any successor.

         (f) Devotion of Efforts. During the term of this Agreement,  each party
shall  devote   commercially   reasonable  time  and  efforts  to  the  business
contemplated hereunder and to the implementation of this strategic alliance.

         (g) Survival.  Sections 1, 4, 5, 6, 7(a)(v), 7(b), 8, 9(b), 9(c), 9(d),
9(f), 11, 12, 13 and 14 shall survive termination of this Agreement (with respect to Section 11, only until the later of the end of (i) the Wind-Down Period or, if applicable, (ii) the period set forth in Section 9(b)(i) or 9(b)(x), and with respect to Sections 1, 5 and 6(c)-(d), only until the end of the Wind-Down Period, and with respect to Sections 4(a)-(f), only until the True-Ups for the Wind-Down Period and any preceding True-Up Period have been completed and all amounts to be paid in connection therewith have been paid).

         (h) General Audit Right. (i) Notwithstanding Section 4(g), during the Term and the Wind-Down Period, Intuit shall be permitted to audit, either itself or through outside auditors, Siebert's books and records relating to the information disclosed by Siebert as contemplated by this Agreement to verify the accuracy of such information. Intuit shall itself bear all costs and expenses relating to such audit.

              (ii) Notwithstanding Section 4(g), during the Term and the Wind-Down Period, Siebert shall be permitted to audit, either itself or through outside auditors, Intuit's books and records relating to the information disclosed by Intuit as contemplated by this Agreement to verify the accuracy of such information. Siebert shall itself bear all costs and expenses relating to such audit.

         (i) Governing Law. This Agreement will be governed by California law as applied to agreements entered into and to be performed entirely within California without regard to its choice of law or conflicts of law principles.

         (j) Severability. (i) If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed from the remainder of this Agreement, which shall remain in full force and effect.

              (ii) The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in Section
11. It is the intention of the parties that the provisions of Section 11 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of
Section 11 shall not render unenforceable, or impair, the remainder of the provisions of Section 11. Accordingly, if any provision of Section 11 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

              (iii) The parties hereto acknowledge and agree that the provisions of Section 11 are reasonable and that any remedy at law for any breach of the provisions of Section 11 would be inadequate, and Siebert and Intuit hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

         (k) Amendment. No alteration, amendment, waiver, cancellation or other change in any provision of this Agreement shall be valid or binding on either party unless agreed to in writing by both parties.

         (l) Waiver. The failure of either party to enforce any provision of this Agreement shall in no way be construed to be a waiver of such provision, nor in any way to affect the right of either party to enforce each and every provision of this Agreement thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement. Any such waiver must be in writing.

         (m) Force Majeure. Neither Siebert nor Intuit shall be liable in damages for any delay or default in performing any obligation hereunder other than for the payment of money if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; provided that, in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within fifteen (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause (including without limitation any payments which became due and payable hereunder prior to the termination of such occurrence or cause). For the purpose of this subsection (m), a "cause beyond the reasonable control" of a party shall include, without limiting the generality of the phrase, any act of God, act of any governmental or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

         (n) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign or transfer this Agreement nor delegate its obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment in violation hereof shall be void.

         (o) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this subsection (o)):

         if to Intuit:
                           Intuit Inc.
                           2535 Garcia Avenue
                           Mountain View, California  94043
                           Attention: Fran Smallson
                           Telecopier: (650) 944-5656

                           with copies to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attention: Anne E. Gold
                           Telecopier: (212) 309-6273

         if to Siebert:

                           Siebert Financial Corporation
                           885 Third Avenue
                           Suite 1720
                           New York, New York 10022
                           Attention: Ms. Muriel Siebert
                           Telecopier: (212) 838-0647

                           with copies to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York 10103
                           Attention: Warren Nimetz
                           Telecopier: (212) 318-3400



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

         (p) Disclaimer of Agency;  No  Partnership.  The  relationship  between
Intuit and Siebert established by this Agreement (or contemplated by this strategic alliance) is that of independent contractors and, except as expressly provided herein, nothing contained in this Agreement (or contemplated by this strategic alliance) will be construed to (i) give any party the power to direct or control the day-to-day activities of any other party, or (ii) allow any party to create or assume any obligation on behalf of the other party for any purpose whatsoever. The parties acknowledge and agree that this strategic alliance will not constitute a partnership (including, without limitation, a limited partnership) or a joint venture by reason of this Agreement or this strategic alliance or otherwise (including, without limitation, for federal and state income tax purposes), that no party will be, by reason of this Agreement or this strategic alliance or otherwise, a partner or joint venturer of the other party for any purpose, and that this Agreement may not be construed to suggest otherwise.

         (q) Entire Agreement. The terms and conditions of this Agreement (including, without limitation, the Exhibits to this Agreement) constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of an Exhibit hereto, the terms of such Exhibit shall control.

         (r) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A facsimile transmission of the signed Agreement shall be legal and binding on all parties.

         (s) Negotiation. The parties hereto, by executing below, acknowledge that the provisions and language of this Agreement have been negotiated and specifically agree that no provision of this Agreement shall be construed against a party by reason of such party having drafted such provision of this Agreement.

         (t) Non-Exclusive Remedies. Except as otherwise expressly set forth in this Agreement, the remedies set forth herein are not the exclusive remedies of the parties hereto.

         (u) Exclusive Arbitration of Certain Claims.

              (i) The parties acknowledge that, pursuant to the Pershing Agreement and the rules of certain Regulatory Authorities, Siebert is required to submit certain controversies between it and other third parties, including Pershing (each such third party being referred to as an "Arbitration Party"), to arbitration conducted before the New York Stock Exchange, Inc. (the "NYSE") or NASD Dispute Resolution, Inc. ( "NASD") and in accordance with the procedural rules of the selected organization. In addition, Intuit and Siebert have agreed that the customer agreement for the Joint Brokerage Service will provide that all customer claims (to the extent permitted by applicable rules) against Siebert, Pershing and/or Intuit or any other third party service provider to the Joint Brokerage Service will be arbitrated before the NYSE or NASD and in accordance with the procedural rules of the selected organization. Siebert agrees that Intuit is not a party to the customer agreement for the Joint Brokerage Service (or to any other customer agreement of Siebert) by virtue of Intuit having agreed that such customer agreement shall provide an obligation for the customer to arbitrate its claims against Intuit, and Siebert will not represent to its customers that Intuit is a party to any such customer agreement. Intuit must approve the form of any agreement between Siebert and any of its customers by which a customer agrees to arbitrate claims against Intuit before any such form is adopted by Siebert. In furtherance of the foregoing, the parties agree as follows:



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

                     (I) If Intuit notifies Siebert in writing that it believes in good faith that Siebert has breached any of its representations, warranties or covenants contained herein (the "Dispute"), and Siebert has a good faith belief that Pershing or another Arbitration Party is wholly or partially responsible for such Dispute and so informs Intuit, then Intuit and Siebert shall commence, within sixty (60) calendar days of Intuit's providing written notice to Siebert, a joint arbitration (Intuit against Siebert and Siebert against Pershing or such other Arbitration Party) before the NYSE or NASD, as the exclusive means of resolving the Dispute (subject to the following). If such joint arbitration is not commenced within the aforementioned period (by Siebert not timely initiating an arbitration against Pershing or such other Arbitration Party), then Intuit may file a lawsuit against Siebert relating to the Dispute (and withdraw any previously filed arbitration against Siebert); provided, that if in such lawsuit Siebert impleads Pershing or such other Arbitration Party, and Pershing or such other Arbitration Party thereafter, and without any inducement by Siebert, files to stay or dismiss the lawsuit and initiates an arbitration against Siebert conducted before the NYSE or NASD, Intuit will, upon being reimbursed by Siebert for the costs and fees Intuit incurred with respect to the filing of the original arbitration and the lawsuit, voluntarily dismiss its lawsuit without prejudice and refile its claim in the same arbitration forum in which the dispute between Siebert and Pershing or such other Arbitration Party is being heard. In no event shall Intuit be required to arbitrate any Dispute with Siebert where the Dispute arises from or is related to a lawsuit between a third party and Intuit in a court of law, unless (A) Siebert has informed Intuit in writing that Siebert contends that Pershing or another Arbitration Party is wholly or partially responsible for such Dispute and (B) Intuit has a right to compel such third party to arbitrate.

                     (II) If an NYSE or NASD arbitration relating to the Joint Brokerage Service is initiated against Intuit or Siebert (each of which would be an "accused party") by a customer, Pershing or another Arbitration Party, and the accused party has a good faith belief that the other party hereto is wholly or partially responsible for the claims made in such arbitration, the accused party shall inform the other party hereto in writing (an "Arbitration Notice") of the accused party's intention to join the other party hereto in such arbitration. If the other party hereto disputes that it is wholly or partially responsible for the claims made in such arbitration, it shall so inform the accused party in writing (an "Objection Notice") within ten business days of the other party's receipt of the Arbitration Notice. If the other party hereto has not delivered an Objection Notice within ten business days of its receipt of the Arbitration Notice, then the accused party may join the other party hereto in such NYSE or NASD arbitration, and the other party hereto shall agree to such joinder and to arbitrate the accused party's claims against it in the same forum in which the NYSE or NASD arbitration is being heard, as the exclusive means of resolving such claims. If, however, the other party hereto delivers an Objection Notice within ten business days of its receipt of the Arbitration Notice, the parties shall, within ten business days of the accused party's receipt of such Objection Notice, choose a mutually acceptable third party (the "Referee") for the sole purpose of determining whether the accused party has a colorable cross-claim against the other party hereto in connection with the claims made against the accused party in the NYSE or NASD arbitration. The Referee shall render his or her decision within five days of submission, and the parties shall cooperate with the Referee and provide such information, as the Referee shall request. The Referee's decision shall be final and not subject to appeal, and in no event shall it be admissible for any reason in any subsequent proceeding (except in a proceeding between the parties hereto concerning a breach of this provision). If the Referee determines that the accused party has a colorable cross-claim against the other party hereto in connection with the claims made against the accused party in the NYSE or NASD arbitration, then the accused party may join the other party hereto in such NYSE or NASD arbitration, and the other party hereto shall agree to such joinder and to arbitrate the accused party's claims against it in the same forum in which the NYSE or NASD arbitration is being heard, as the exclusive means of resolving such claims. If the Referee determines that the accused party does not have a colorable cross-claim against the other party hereto in connection with the claims made against the accused party in the NYSE or NASD arbitration, then the accused party shall not seek to join the other party hereto in such arbitration; however, the accused party shall not be prevented from bringing its claims against the other party in court.

              (ii) Any arbitration pursuant to this section shall be conducted in accordance with the procedural rules of the applicable self-regulatory organization. If any such arbitration involves technology, licensing or intellectual property issues, the parties agree, to the extent possible, to have the arbitration conducted by a panel in which at least one arbitrator has knowledge of the relevant technology, licensing or intellectual property subject matter.

              (iii) This provision shall not apply where (a) a joint arbitration by or against Intuit and Siebert cannot or may not for any reason be commenced or maintained before the NYSE or NASD; or (b) the Dispute which Intuit is asserting against Siebert arises from or is related to a lawsuit between a third party and Intuit in a court of law, unless (I) Siebert has informed Intuit in writing that Siebert contends that Pershing or another Arbitration Party is wholly or partially responsible for such Dispute and (II) Intuit has a right to compel such third party to arbitrate.

              (iv) The arbitrators in any arbitration hereunder shall resolve all legal issues presented by applying the substantive, internal laws of the State of New York (without giving effect to the conflicts of law or choice of law principles thereof and excluding the United Nations Convention on the International Sale of Goods), and shall apply such substantive law to the facts as established by the evidence. Such arbitration shall be final and binding on the parties.

              (v) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, THE PARTIES ARE NOT WAIVING THEIR RIGHT TO SEEK EQUITABLE OR OTHER REMEDIES IN COURT OR OTHER DISPUTE RESOLUTION FORUMS FOR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO ANY CLAIM FOR BREACH OF THIS ARBITRATION PROVISION.

         (v) Future Payroll Acquisitions. Article 11 of this Agreement does not apply to any acquisitions Intuit may make of payroll companies or payroll businesses that involve the provision of retirements plans to small businesses (e.g. 401K, Simple IRA, SEP and similar plans) provided that assets in these plans are not held in a broker dealer in which Intuit has an economic interest and that none of these products are integrated with Quicken or Quicken.com or marketed to Quicken or Quicken.com customers.


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


         IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this Agreement intending it to be effective and binding as of the date first written above.



                                  INTUIT INC.




                                  By:  /s/ Lorri E. Norrington
                                     -------------------------------------------
                                     Name: Lorri E. Norrington
                                     Title: Executive Vice President
                                     Small Business and Personal Finance

                                  FOR PURPOSES OF SECTIONS 1(e)(v), 4(a), 4(d) and 9(c) ONLY


                                  INVESTMENT SOLUTION, INC.




                                  By:  /s/ Paul Ehrenstein
                                     -------------------------------------------
                                     Name:  Paul Ehrenstein
                                     Title: CFO


                                  MURIEL SIEBERT & CO., INC.



                                  By:  /s/ Muriel Siebert
                                     -------------------------------------------
                                     Name:  Muriel Siebert
                                     Title: Chairman, President